TOTAL ENERGIES NOUVELLES ACTIVITES USA
24 Cours Michelet
92800 Puteaux
France

October 4, 2013

Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
Attention: Mr. John Melo, President & CEO

Reference is made to that certain Master Framework Agreement, dated as of July 30, 2012, by and between Amyris, Inc., a Delaware corporation (“Amyris”), and Total Energies Nouvelles Activités USA (f/k/a Total Gas & Power USA, SAS), a société par actions simplifiée organized under the laws of the Republic of France (“Total”) (the “Framework Agreement”), that certain Securities Purchase Agreement, dated as of July 30, 2012, by and among Amyris and Total (the “Total Purchase Agreement”) and that certain Letter Agreement by and between Total, Amyris and Maxwell (Mauritius) Pte Ltd (“Maxwell”), dated as of August 8, 2013 (the “Letter Agreement”). Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Framework Agreement or the Total Purchase Agreement, as applicable.

Pursuant to the terms of the Framework Agreement and the Total Purchase Agreement, Amyris issued a 1.5% Senior Unsecured Convertible Note to Total in the principal amount of $38,300,000 on July 31, 2012 (the “Initial Tranche Note”) and issued a 1.5% Senior Unsecured Convertible Note to Total in the principal amount of $15,000,000 on September 14, 2012 (the “Second Tranche Note”). On December 24, 2012, Amyris converted $4,999,998.96 of the Initial Tranche Note into shares of Amyris Common Stock. Following such conversion, the Initial Tranche Note was cancelled and Amyris issued that certain 1.5% Senior Unsecured Convertible Note to Total in the principal amount of $33,300,001.04 on December 24, 2012 (the “Reissued Note” and together with the Second Tranche Note, the “Notes”). The conversion price of such Notes was initially $7.0682. In connection with the execution of that certain Securities Purchase Agreement, dated as of August 8, 2013, by and among Total, Amyris and Maxwell, as amended from time to time (the “2013 Purchase Agreement”), Total, Maxwell and Amyris entered into a non-binding letter agreement, which contemplates that in consideration for Total’s agreement to enter into an amendment to the Intellectual Property Security Agreement (as amended, restated, modified or otherwise supplemented from time to time, the “Security Agreement”), dated as of April 26, 2013, executed by Amyris in favor of Total, to collateralize certain of the convertible promissory notes to be sold to Maxwell under the 2013 Purchase Agreement with certain of the collateral subject to the Security Agreement, Amyris will agree to reduce the conversion price for the outstanding Notes on December 2, 2013 unless prior to such date the shareholders agreement, license agreement and related documents to be entered by Amyris, Total and the proposed joint venture company to be formed by Amyris and Total, as contemplated by the Framework Agreement, have been finalized and become effective.

In consideration of the matters described above and intending to be legally bound hereby, the parties hereto agree as follows:

If, prior to December 2, 2013, Amyris and Total have not entered into the shareholders agreement, license agreement and related documents to be entered by Amyris, Total and the proposed joint venture company to be formed by Amyris and Total, as contemplated by the Framework Agreement, then, on December 2, 2013, Amyris will cancel the outstanding Notes and immediately issue to Total a new replacement 1.5% Senior Unsecured Convertible Note with a reduced conversion price in a principal

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amount equal to the aggregate principal amount of the cancelled Notes (the “Replacement Note”). Such Replacement Note will be in the same form as the cancelled Notes except that the Replacement Note will have an initial conversion price of $2.20; provided that such conversion price shall not be lower than the lowest possible conversion price permitted under the relevant listing rules of The NASDAQ Stock Market (the “NASDAQ Rules”) such that the issuance of the Replacement Note would require Amyris to obtain stockholder approval with respect to such issuance. Amyris shall provide Total with written notice of such cancellation and issuance of the Replacement Note in accordance with the notice provisions of the Notes.

Amyris proposes to amend the 2013 Purchase Agreement to add an entity or entities affiliated with FMR LLC as a Purchaser or Purchasers thereunder and to increase the principal amount of the Tranche I Senior Convertible Notes issued thereunder to up to $55,000,000 (the “Amendment”). Amyris has further requested that Total provide a waiver to Amyris of the covenant set forth in Section 6 (“Limitation on Debt and Liens”) of each of the 1.5% Senior Unsecured Convertible Notes issued to Total under the Total Purchase Agreement (collectively, the “Total Notes”) in connection with (i) any Total Notes issued after October 2, 2013, (ii) any secured Debt of Amyris Brasil Ltda. outstanding as of October 2, 2013, (iii) the issuance by Amyris to Maxwell of a Senior Promissory Note in the form attached hereto as Exhibit A (the “Bridge Note”) in the principal amount of $35,000,000, and (iv) the financing transactions provided for by the 2013 Purchase Agreement, as may be amended by the Amendment (such pending financing transactions, the “2013 Note Financing”). In accordance with Section 8 of the Total Notes (“Amendment and Waiver”), Total hereby grants, effective as of October 2, the following waiver (the“Waiver”) of the requirements of Section 6 of the Total Notes:

Total hereby waives compliance with Section 6 of the Total Notes with respect to (i) any Total Notes issued after October 2, 2013, (ii) secured Debt of Amyris Brasil Ltda outstanding as of October 2, 2013, (iii) Amyris’ issuance of the Bridge Note to Maxwell, and (iv) Amyris’ issuance of senior convertible notes in accordance with the 2013 Purchase Agreement, as may be amended by the Amendment. Notwithstanding the foregoing, it is understood and agreed that (a) the Debt described in clauses (i) through (iv) of the previous sentence shall reduce the Debt permitted to be incurred pursuant to the first clause (i) and (ii) of Section 6(a) of the Total Notes in accordance with the $200,000,000 limitation set forth in that section, and (b) after incurring the Debt described in clauses (i) through (iv) of the previous sentence, Amyris shall have incurred secured Debt in excess of $125,000,000, and so long as Amyris’ aggregate secured Debt exceeds $125,000,000, Amyris will not be permitted to incur any additional secured Debt without Total’s consent. Notwithstanding anything in this letter, the Framework Agreement, the Total Purchase Agreement, the Total Notes or that certain letter agreement, dated as of March 27, 2013, by and between Amyris and Total, if Amyris is prohibited from issuing any Total Notes after October 2, 2013 because such issuance of such Total Notes would, after giving effect to the Waiver, not be permitted by the provisions of Section 6 of the Total Notes or other then outstanding debt of Amyris with a similar contractual restriction, (a “Debt Incurrence Limitation”), the triggering of such Debt Incurrence Limitation that would prohibit the issuance of Total Notes shall not be deemed or treated to be a “No-Go Decision” by Total under the terms of the Framework Agreement.

Except to the extent of the Waiver and as specifically modified hereby, all terms and conditions of the Total Notes shall remain unmodified and in full force and effect. This letter shall not be a waiver of any existing default or breach of a covenant unless specified herein. This letter agreement shall be deemed to form an integral part of each of the Total Notes. In the event of any inconsistency or conflict between the provisions of the Total Notes and this letter agreement, the provisions of this letter agreement

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will prevail and govern. All references to the “Note” in the Total Notes shall hereinafter refer to the each such Total Note as amended by this letter agreement.

[Signature page follows]

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This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when signed by each party hereto and delivered to the other party.

Very truly yours,

TOTAL ENERGIES NOUVELLES ACTIVITES USA

By: /s/____________
Name: Bernard Clement
Title: President

Agreed to and accepted as of
the date first written above:

AMYRIS, INC.

By: _______________
Name:
Title:

This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when signed by each party hereto and delivered to the other party.

Very truly yours,

TOTAL ENERGIES NOUVELLES ACTIVITES USA

By: ____________
Name:
Title

Agreed to and accepted as of
the date first written above:

AMYRIS, INC.

By: __/s/ John Melo_______
Name:
Title:

Exhibit A

Form of Bridge Note

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